Exhibit 10.19

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

Supply Agreement – Lu-177-PNT2002

SUPPLY AGREEMENT (“Supply Agreement”) effective as of the date of last signing (“Effective Date”) between POINT Biopharma Corporation having a place of business at 22 St. Clair Ave. East, Suite 1201, Toronto, Ontario M4T 2S3 (“POINT”), and Centre for Probe Development and Commercialization having a place of business at McMaster University, Nuclear Research Building A316, 1280 Main Street West, Hamilton, Ontario, Canada, L8S 4K1, (“CPDC”), (together the “Parties” and each a “Party”). This document defines the terms and conditions under which CPDC will provide POINT the Product outlined in this Supply Agreement.

1.	Product:

1.1.	Lu-177-PNT2002 (the “Product”)

1.2.	The specifications for the Product are further defined in QC-SPEC-0139.

2.	Definitions

As used herein, the following terms shall have the following meanings:

2.1.	“Batch” shall mean a single production, testing and release of Product according to the approved and validated processes.

2.2.	“Calendar Quarter” shall mean a period of 3 months starting the first day of either one of the flowing months, January, April, July, October.

2.3.	“Calendar Year” shall mean a 12 month period starting on January 1st and ending on December 31st.

2.4.	“Clinical Phase” shall mean the period during which human studies involving the Products are performed for the purpose of evaluating the safety, efficacy and appropriate dose ranges of Product (“Clinical Trials”), to secure marketing approval from a Regulatory Authority.

2.5.	“Commencement Date” shall mean the date on which the first Production Order is placed by POINT.

2.6.	“Commercial Phase” shall mean the period of supply of a Product in a particular country commencing after marketing authorization has been received in that country from a Regulatory Authority.

2.7.	“Current Good Manufacturing Practices” or “cGMP(s)” shall mean the standards required by the Regulatory Authority for the manufacturing, testing and quality control of pharmaceutical materials, which practices are current on the Effective Date of the Agreement and may be supplemented, amended or modified by such regulatory authority from time to time.

2.8.	“Filling, Packaging & Labelling Fees” shall mean the portion of the Unit Fees for Filling, Packaging and Labelling, as defined in Schedule 1.

2.9.	“Dose” shall mean Unit.

2.10.	“Precursor” shall mean the drug substance starting material required to produce Product.

2.11.	“Process” shall mean a GMP manufacturing process/procedure for producing the Product, including cold preparations, radiolabelling, formulation, dispensing, in process manufacturing controls, and all applicable testing and evaluation suitable to meet regulatory requirements for use of the Product in clinical trials.

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2.12.	“Production Order” shall mean a written request from POINT to CPDC authorizing the manufacture of one or more Batches, each with a given number of Units or Doses of the Product. The Production Order is jointly maintained by CPDC and POINT based on clinical requirements tied to subject enrollment.

2.13.	“Quality Agreement” shall mean the quality agreement entered into by the parties concurrently with this Agreement, with regard to the quality and regulatory requirements of the manufacturing, storage and distribution of the Product.

2.14.	“Regulatory Authority” shall mean the United States Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”), Health Canada and/or any other governmental, regulatory or administrative body having jurisdiction over any activities conducted under this Agreement.

2.15.	“Specifications” shall mean the standards established in writing by the Parties for the characteristics, quality, and quality control testing of Product, and its constituents, components, and packaging, as further described in Section 4.4 below.

2.16.	“Sub-total Labour Fees” shall mean the portion of the Total Batch Production Fee that is comprised of the fees for manufacturing, QC testing and supervision, as defined in Schedule 1.

2.17.	“Total Batch Production Fee” shall mean to the total between the Sub-total Labour Fees and the Batch Material, as defined in Schedule 1.

2.18.	“Unit” shall refer to an individual vial of Product produced according to the approved specifications.

3.	Manufacture and Supply of Product

3.1.	Scope and Object; Engagement. This Supply Agreement governs Clinical Phase supply for the Product in connection with Clinical Trials for which POINT supplies the product, and in accordance with the responsibilities and obligations attributed to each of the Parties as set out in this Supply Agreement. Accordingly, POINT hereby engages CPDC, and CPDC hereby accepts such engagement, to supply Product in connection with POINT’s supply for Clinical Trials. The Product shall be manufactured by CPDC in its cGMP facilities in the Tandem Accelerator Building (TAB) on the campus of McMaster University in Hamilton, Ontario, Canada, established for this purpose pursuant to Deliverables defined within the Supply Agreement. For the avoidance of doubt, it shall be the responsibility of POINT or its designate to file, obtain and maintain any Clinical Trial Application (CTA), Investigational New Drug (IND) or Investigational Medicinal Product Dossier (IMPD) applications as the case may be, registrations, listings, authorizations and approvals, as the Regulatory Authority may require to enable use of Product in Clinical Trials, and provide CPDC with all necessary particulars thereof and developments thereunder for each jurisdiction in which POINT will be performing the Clinical Trials.

3.2.	Production Orders. During the Term, set forth in Section 6 of this Supply Agreement, POINT and CPDC will agree to binding Production Orders for the Product, as follows:

(a)	To facilitate planning and resourcing, POINT and CPDC shall agree to a nonbinding quarterly production forecast (the “Production Forecast”) immediately following the entry into force of this Supply Agreement, and at the beginning of each Calendar Quarter. This schedule shall be reviewed and updated from time to time for which the Parties may mutually agree on any adjustments to the Production Forecast.

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Supply Agreement – Lu-177-PNT2002

(b)	Upon the Commencement Date, POINT shall commit to a minimum annual total purchase commitment of [***] per year (the “Minimum Commitment”). Such Minimum Commitment shall be reduced in the proportion of the Product that CPDC is unable to supply (as per Section 3.4) or that are delivered and found nonconforming or defective (as per Section 3.8). In return CPDC shall commit to providing a minimum of [***] of Product per Calendar Quarter in accordance with the provisions of this Section 3.2.

(c)	In the event that the Minimum Commitment is not met, CPDC shall reserve the right to invoice POINT the difference between the actual purchases and Minimum Commitment within 30 days following each yearly anniversary following the Commencement Date. Upon Termination, the Minimum Commitment will be calculated proportionally from the Commencement Date anniversary of the year Termination occurs until the date of Termination.

(d)	CPDC shall confirm, by email, the acceptance of each Production Order typically within [***] business day but no later than [***] business days of receipt of such Production Order (“Accepted Order”).

(e)	POINT may make changes to an Accepted Order, including quantities ordered (when possible based on the activity ordered) and delivery dates (a “Change Order”), or may terminate in whole or in part an Accepted Order (a “Termination Order”) provided that such changes or termination is submitted in writing by email at least [***] business days prior to manufacture. Confirmation of a Change Order or Termination Order will follow the same timeline as in Section 3.2 d. Any Change Order submitted within [***] business days prior to manufacture may, at the sole discretion of CPDC, be accepted.

(f)	Upon delivery or deemed delivery of any Termination Order:

(i)	in the event that the Termination Order is delivered by POINT before [***] business days prior to the date of manufacturing, CPDC shall be entitled to invoice POINT (in accordance with Section 3.5) for all unavoidable costs and out-of-pocket expenses incurred and otherwise recoverable pursuant to Section 3.5.

(ii)	in the event that the Termination Order is delivered by POINT within [***] to [***] business days prior to the date of manufacturing, CPDC shall be entitled to invoice POINT (in accordance with Section 3.5) for all unavoidable costs and out-of-pocket expenses incurred and otherwise recoverable pursuant to Section 3.5, plus [***] of the “Subtotal Labour Fees” which would have otherwise been charged for such Production Order pursuant to Schedule 1 and Section 3.5.

(iii)	in the event that the Termination Order is delivered by POINT within [***] to [***] business days prior to the date of manufacturing, CPDC shall be entitled to invoice POINT (in accordance with Section 3.5) for all unavoidable costs and out-of-pocket expenses incurred and otherwise recoverable pursuant to Section 3.5, plus [***] of the “Sub-total Labour Fees” and of the “Logistics and Distribution Fees” which would have otherwise been charged for such Production Order pursuant to Schedule 1 and Section 3.5.

(iv)	in the event that the Termination Order is delivered by POINT on [***], CPDC shall be entitled to invoice POINT (in accordance with Section 3.5) for all unavoidable costs and out-of-pocket expenses incurred and otherwise recoverable pursuant to Section 3.5, plus [***] of the “Total Batch Production Fee”, the “Dispensing Fees” and “Logistics and Distribution Fees” which would have otherwise been charged for such Production Order pursuant to Schedule 1 and Section 3.5.

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Supply Agreement – Lu-177-PNT2002

(g)	In the event of a batch failure, POINT shall not be liable for payment of the fees specified in Schedule 1, and any such fees paid shall be credited against the Minimum Production Commitment.

3.3.	Shipping: All sales and deliveries of Product shall be Free Carrier shipping point (Incoterms-FCA 2010). For greater certainty, POINT shall take ownership of and bear all risk of loss of or damage to the Product at the origin of the shipment, unless the loss or damage is a direct results of an error or omission from CPDC.

(a)	If requested, at POINT’s cost and expense, CPDC shall arrange for any insurance desired by POINT on shipments of Product, in amounts that POINT shall determine, and naming POINT as the loss payee.

(b)	When shipping Product, CPDC shall comply with all applicable laws and regulations, including compliance at its own expense with all legal requirements (including obtaining any necessary license or approval) for the export of such Product from Canada.

(c)	All costs and responsibility for return shipping of any Product (other than Product that was defective at the time of shipment to a POINT directed-location) and/or reusable packaging for return shipping including but not limited to, lead pots, cardboard boxes or foam inserts, and/or other materials, shall be borne by POINT. If requested, at POINT’s cost and expense, CPDC shall assist with the logistics of such return.

(d)	In the event that any Product packaging materials are returned for reuse from Clinical Trial sites, POINT shall be responsible for transportation, disposal and/or replacement of any damaged, unusable or lost materials, if applicable.

3.4.	Inability to Supply. Time is of the essence for the supply of the Product. In the event that it becomes apparent to CPDC at any time that it will be unable to fulfill any Production Order or a Production Order will be delivered late, then CPDC shall immediately notify POINT in writing of CPDC’s inability to meet such requirements for Product, along with a specific indication of the reasons for such a situation, the proposed remedial measures, the date such inability is expected to end. According to that information, POINT shall be free to cancel the Production Order that CPDC is unable to fulfil and POINT shall not be liable for payment of the fees specified in Schedule 1, except in the following circumstances, in which the cancellation charges described in section 3.2(e) shall apply: where the failure to or delay in supplying Products is (a) due to circumstances described in Section 12 (force majeure), or (b) in the case of delay, where, had the Production Order not been cancelled, the delay would not have resulted in delay in patient administration, delay in preclinical and/or Clinical Trials or other loss for POINT.

3.5.	Pricing and Payment Terms. Schedule 1 of this Supply Agreement details the pricing and payment terms for the Product. For all batch-related fees and supply of Product, CPDC shall invoice POINT monthly. CPDC shall send such invoices to:

POINT Biopharma
22 St. Clair Ave. East
Suite 1201, Toronto, ON M4T 2S3
Email: michael.gottlieb@pointbiopharma.com

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Supply Agreement – Lu-177-PNT2002

POINT shall pay such invoice within thirty (30) days of receipt of the invoice in accordance with the Supply Agreement.

3.6.	Batch Testing. POINT shall have the right but not the obligation to conduct any Batch testing (at its own expense) or investigation it determines to be of value to determine compliance of Product with the Specifications and/or pursuant to any other standard imposed by law. A Batch shall be deemed to be acceptable if, upon testing, it meets the Specifications, relevant cGMP standards, all other applicable laws, rules and regulations (and any additional tests as agreed by the Parties). If either Party discovers that a Batch does not meet the Specifications, relevant cGMP standards or other applicable laws, rules or regulations, then the discovering Party shall promptly communicate with the other Party. All warranty obligations of CPDC with respect to a particular Batch shall cease and have no effect to the extent that any defect in such Batch arises from abuse, misuse, alteration, mishandling, improper storage or gross negligence by POINT or POINT’s employees, representatives, agents, suppliers or carriers, or defects in Precursor materials furnished by POINT which are used in the production of such Batch.

3.7.	Dispute Over Quality. In the event of a conflict regarding whether or not Product met the Specifications, cGMP standards or other applicable laws, rules or regulations, at the time of delivery, which CPDC and POINT are unable to resolve after a good faith attempt by both Parties to resolve such matter in a period of [***] days after the conflict arises, a sample of such Product shall be submitted by POINT or its designee to an independent laboratory reasonably acceptable to both Parties for testing and the test results obtained by such laboratory shall be final and controlling for purposes of this Agreement. In the event the independent laboratory test results indicate that the rejected Product in question met the Specifications, cGMP standards, and all other applicable laws, rules and regulations, then POINT shall pay all additional shipping and transportation costs incurred as a result of the conflict and shall accept and pay for the previously rejected Product in accordance with all applicable provisions hereunder.

3.8.	Non-Conforming Products. In the event it is settled pursuant to Section 3.6 or 3.7 that Product in question did not meet the Specifications, cGMP standards or other applicable laws, rules or regulations, CPDC shall replace such Product, including “Total Batch Production Fee”, the “Dispensing Fees” and “Logistics and Distribution Fees”, at no additional cost to POINT, except for the isotope, precursor and reference standard and the associated shipping cost.

3.9.	Reliability. Manufacturing reliability is essential to minimizing interruptions patient treatment cycles and clinical trial deviations. The cumulative manufacturing reliability threshold will be set as follows:

[***] batches [***] % (for the avoidance of doubt equal or higher than [***]% successful runs) [***] batches [***] % (for the avoidance of doubt equal or higher than [***]% successful runs) [***] batches [***]% (for the avoidance of doubt equal or higher than [***]% successful runs)

Should a batch fail while the manufacturing reliability is below the set threshold, and the root cause of the failure is attributable to CPDC as determined by an investigation, a reduction of [***] percent ([***]%) of the Batch Production Fees (including the relevant Unit Fees) shall apply to the next Batch Production Order (single batch order). If CPDC fails more than [***] batches in a Calendar Quarter, then the Parties agree to discuss changes to the agreement and may renegotiate in good faith an amendment to the terms and conditions set forth in this Supply Agreement to achieve conditions suitable for POINT to complete its clinical trial.

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Supply Agreement – Lu-177-PNT2002

4.	Additional Obligations of the Parties

4.1.	Record Keeping, Inspection, etc. CPDC shall:

(a)	conform to the provisions detailed within the Quality Agreement;

(b)	make available for review by POINT or any Regulatory Authority, within a reasonable time, all applicable manufacturing and quality control records relevant to CPDC’s performance hereunder, including development, validation documentation, written investigations of any deviations from specified manufacturing, packaging, inspection, or testing processes, but excluding or redacted to exclude any confidential or proprietary information not specifically relating to performance of this Agreement;

(c)	once every other year, upon reasonable notice to CPDC and in a manner calculated not to unreasonably interfere with CPDC’s conduct of business or endanger the safety of any of its personnel, allow POINT employees or representatives, including those of any Regulatory Authority, to inspect, at no extra cost to POINT other than its own expense and that of the Regulatory Authority and under CPDC supervision, the manufacturing, packaging, testing, quality control and storage facilities and/or programs of CPDC which relate to the Product, including the entire process of manufacture, packaging and storage of Product;

(d)	to the extent CPDC is aware, promptly inform POINT, within [***] business days, of any actual or threatened legal or regulatory action by any regulatory authority or governmental agency with respect to, the CPDC facilities or operations relevant to the Product or the facilities or operations of any raw material suppliers used by CPDC for the manufacture of Product (the “Facility”), and any other storage facilities of CPDC or its contractors for storage of Product, and promptly provide POINT with access to any documentation resulting therefrom, and POINT will be consulted concerning any matters that could cause a delay in Product production;

(e)	generate, store, ship and dispose of all waste associated with the manufacture of Product in accordance with all applicable laws and regulations; and

(f)	keep accurate financial records of all Services performed under this Supply Agreement and all amounts to be invoiced to POINT and all invoice calculations, and, upon request by POINT, make such records available for review by POINT or its representatives to permit verification of the correctness of such amounts and calculations.

4.2.	Licenses and Permits. CPDC shall be responsible for obtaining and maintaining any and all facility or other licenses, permits, registrations, and any regulatory approvals necessary to manufacture, handle, store, label, package and prepare under cGMP conditions Product for shipment, and the packaging, supply and export of Product to POINT or its designees in accordance with the terms and conditions of this Agreement for the Clinical Phase. This includes, but is not limited to, the use and handling of radioactive materials. For greater certainty CPDC will abide by all laws, rules and regulations as applicable for radiation safety by the Canadian Nuclear Safety Commission (“CNSC”) for compliance.

4.3.	Precursor and Reference Standards. CPDC shall order the Precursor and reference standards from a supplier designated by POINT and in quantity agreed upon by POINT. CPDC will order the Precursor and reference standards in sufficient quantities to permit CPDC to meet its Production Forecast obligations hereunder. POINT’s designated supplier will provide Presursor and reference standards which meet the Specifications and shall provide to CPDC all required supporting documentation required for its use in manufacturing the Product, as required under GMP guideliines. In the event that the Precursor supplied by POINT’s designated supplier is found to be adulterated, damaged, or with compromised packaging, or not shipped within the required environmental conditions, CPDC shall return the Precursor to POINT’s designated supplier at POINT’s cost. CPDC shall only use Precursor and reference standards provided hereunder for the development, validation or manufacture of Products pursuant to this Agreement. POINT shall at all times retain title in and to such Precursor and reference standard materials in CPDC’s possession. POINT represents and warrants to CPDC that it has to its best knowledge all requisite rights and intellectual property in such Precursor and reference standard so as to permit their use by CPDC as contemplated by this Agreement without infringement of any third party rights. Upon expiration or termination of this Supply Agreement, CPDC shall return all unused Precursor materials provided by POINT’s designated supplier to POINT or its designee at POINT’s cost and expense.

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Supply Agreement – Lu-177-PNT2002

4.4.	Product Specifications: It is understood that the Specifications may be subject to change from time-to-time based on written agreement by both Parties and in accordance to the Quality Agreement. The Product Specifications may be referred to as the most recent approved version of the controlled document QC-SPEC-0139 as per CPDC quality system..

4.5.	Changes by CPDC. CPDC shall manufacture all Product in compliance with the Specifications, applicable cGMPs, the Quality Agreement, and all applicable laws, rules and regulations, and shall not make any changes contravening that specified within the Quality Agreement.

4.6.	Government Inspections, Compliance Review and Inquiries. As it pertains directly to the Product produced under this Agreement, upon request of any Regulatory Authority or any third party entity authorized by a Regulatory Authority, such entity shall, for the purpose of regulatory review, have access to observe and inspect the (i) Facility, (ii) procedures used for the storage of reference standards, Precursor and excipients, and (iii) manufacturing, testing, storage and preparation for shipment of Product, including Process development operations, and auditing the Facility for compliance with cGMP and/or other applicable regulatory standards. As it pertains directly to the Product under this Supply Agreement, CPDC shall give POINT prompt written notice of upcoming inspections or audits by a Regulatory Authority of the Facility or any of the foregoing and shall allow POINT, at its own expense and subject to the terms set out in Section 4.1(c), to participate in such audits by being present at any close-out meeting or similar regulatory inspection meeting and shall provide POINT with a written summary of such inspection or audit following completion thereof, together with all reports and/or warning letters (including without limitation any Form 483 from the FDA) received from the Regulatory Authority. Findings from government inspections that occur, which do not directly pertain to the Product, but may have impact on the Product or the manufacturing process will be communicated to POINT within [***] business days of receipt by CPDC. Notwithstanding the foregoing, POINT shall be entitled to have a representative in attendance at the Facility as an observer for the pre-approval inspection for the Product, at its own expense and subject to the terms set out in Section 4.1(c). CPDC agrees to use commercially reasonable efforts promptly to rectify or resolve any deficiencies noted by a Regulatory Authority in any such report or correspondence issued to CPDC. Subject to any specific arrangements agreed upon by the Parties, POINT shall be responsible for communicating with any Regulatory Authority concerning the Product or the use, marketing, distribution or sale of Product, and CPDC shall provide POINT with whatever assistance POINT may reasonably require to assist in such communications. CPDC shall have no such communications specifically related to Product, except as required by law to the extent that they relate to CPDC’s manufacturing activities under this Agreement, in which case CPDC shall be responsible for such communications. Notwithstanding the foregoing and except to the extent that an immediate communication is necessary under the circumstances or required by law, CPDC in good faith shall make reasonable efforts to consult in advance with POINT regarding all communications with Regulatory Authorities that relate to Product or to CPDC’s ability to manufacture Product pursuant to this Agreement, and shall provide POINT with a copy of any such communications at the time the communication is made or received.

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Supply Agreement – Lu-177-PNT2002

4.7.	Complaints and Adverse Reactions. CPDC or POINT shall provide to each other prompt notice of any information either Party receives regarding the safety of the Precursor, reference standards, excipients, Product or isotopes, including any confirmed or unconfirmed information regarding adverse, serious or unexpected events associated with any product that may implicate the manufacture of the Product or one of its components; provided, however, that POINT shall not be required to provide Clinical Trial reporting to CPDC. For all complaints with respect to the Product of which a Party becomes aware concerning adverse reactions or safety issues, notice must be given by telephone within [***] business day after receipt of the information, followed immediately with written notice, advising the other Party, regardless of the origin of such information. Any other complaints shall be reported in writing to the other party on a [***] basis. CPDC agrees to co-operate with POINT and any Regulatory Authority in evaluating any complaint, claim, safety or adverse use report related to the Product. CPDC will provide timely assistance in responding to any such complaints, including reviews of Batch records and retained samples as well as any necessary testing within reason.

4.8.	Recalls. POINT shall notify CPDC promptly if the Product is the subject of a recall or correction (a “Recall”), and POINT and/or its designee shall have sole responsibility for the handling and disposition of such Recall. POINT and/or its designee shall bear the costs of any Recall of a Product unless and to the extent such Recall shall have been the result of CPDC’s or its agents or employees acts or omissions or any product defects for which CPDC is responsible in which case CPDC shall to such extent be responsible for POINT’s reasonable out-of-pocket costs incurred including: notification of recall to CPDC and third parties; return shipment of any defective Product to CPDC; and replacement of Product, except for the isotope and the associated shipping cost.

(a)	In the event that CPDC disputes POINT’s determination that the fault is due to CPDC and/or to its employees or agents, the Parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from POINT’s determination. If the consulting firm confirms POINT’s determination, CPDC will pay the fees of such consulting firm. If the consulting firm dissents from POINT’s determination, CPDC will not have the obligations set forth herein with respect to the Recall and POINT will pay the fees of such consulting firm.

(b)	POINT and/or its designee shall maintain records of all sales, shipping records of Product and customers in sufficient detail to adequately administer a Recall for the period of time as required by applicable law and regulation.

4.9.	New Regulatory Requirements. Each Party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the manufacture of the Product under this Agreement and which are required by the Regulatory Authorities, as applicable. The Parties shall confer with each other with respect to the best means to implement and comply with such requirements. Any reasonable costs for modifications or additions to the facility required as a result of new regulatory requirements shall be borne by POINT to the extent such modifications or additions directly relate to the manufacture of the Product; provided that the scope, and cost thereof shall have been preapproved in writing by POINT.

4.10.	Records. CPDC shall maintain all records necessary to evidence compliance in all respects with (i) the applicable cGMP regulations, Canadian Environmental Health and Safety (“EHS”) regulations, the requirements of the CNSC for handling of radioactive materials and the Canadian and International regulations for the transport of dangerous goods as related to the supply and manufacture of Product; (ii) the Specifications; and (iii) obligations under this Agreement. All such records shall be maintained by CPDC according to that specified within the Quality Agreement. CPDC shall provide to POINT reasonable access to such records upon request. Prior to destruction of any record after such time, CPDC shall give written notice to POINT. POINT shall have the right within [***] days of receipt of such notice to request that CPDC maintain such records in an off-site storage facility for such longer periods as POINT requests, provided that POINT pays all costs associated with such off-site storage.

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Supply Agreement – Lu-177-PNT2002

5.	Representations and Warranties

5.1.	Limited Product Warranty. CPDC hereby provides a limited product warranty, and accordingly does warrant for each Batch, that the Product shipped will (i) conform with the Specifications, (ii) be manufactured, tested, processed, packed and prepared for shipment in accordance with cGMPs, and (iii) be free from defects in material and workmanship for the period from the date of manufacture to the expiry date set out on each Unit of Product packed and prepared for shipment.

5.2.	No Implied or Other Warranties. CPDC is manufacturing Batches to meet Specifications and is supplying Product to POINT’s designees. Except as expressly set out in this Agreement, CPDC and POINT hereby disclaim all other warranties or conditions, whether express or implied, statutory or otherwise including, but not limited to, any implied warranties or conditions of merchantability or fitness for a particular purpose.

6.	Term

6.1.	Term. This Supply Agreement shall commence on the Effective Date, and shall continue for a period of three (3) years, unless terminated earlier in accordance with the terms of this Supply Agreement (the “Initial Term”).

6.2.	Term, Renewal. Following the Initial Term, this Supply Agreement shall automatically renew for successive periods of one (1) year (each a “Renewal Term”), unless a Party delivers written notice of non-renewal to the other Party at least three (3) months prior to the end of the applicable term. The Initial Term and Renewal Terms shall be collectively referred to as the “Term”.

7.	Termination

7.1.	Termination by POINT, Without Cause. Following the first anniversary of the Commencement Date POINT may terminate this Agreement without cause with six (6) months’ written notice to CPDC.

7.2.	Termination by POINT, For Cause. POINT may terminate this Agreement with immediate effect, by providing written notice to the CPDC, where:

(a)	CPDC commits a material breach of any of its obligations under this Supply Agreement, and such breach is not remedied (if capable of remedy) within [***] calendar days of notice in writing by POINT requiring that such breach be remedied;

(b)	CPDC becomes insolvent or goes into administration, receivership or liquidation or enters into any arrangement or composition with its creditors; or

(c)	CPDC ceases or threatens to cease carrying on business, on a non-temporary basis or longer than 6 months.

d)	If CPDC is no longer able to perfom its obligation under this agreement

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Supply Agreement – Lu-177-PNT2002

7.3.	Termination by CPDC, For Cause. CPDC may terminate this Agreement immediately on written notice to POINT if:

(a)	POINT fails to pay or dispute any invoice in accordance with section 3.5 and fails to remedy such breach within [***] days of a notice from CPDC requiring POINT to remedy the same and stipulating that POINT is in breach of this Agreement; or

(b)	POINT becomes insolvent or goes into administration, receivership or liquidation or enters into any arrangement or composition with its creditors.

7.4.	Termination of this Agreement is without prejudice to any accrued rights of either party as at the date of termination, including, without limitation, CPDC’s right to invoice POINT pursuant to Section 3.5 for any amounts chargeable pursuant to this Agreement as of the date of termination.

7.5.	Upon termination of this Supply Agreement for any reason whatsoever:

(a)	CPDC must immediately return, at POINT’s expense, all of POINT’s property in CPDC’s possession; and

(b)	all then active Production Orders shall be deemed to have been subject to Termination Orders as per Section 3.2 (f), as of the effective date of termination of this Agreement.

7.6.	Prior Obligations. Except as otherwise set forth in this Section 7, termination of this Supply Agreement for any reason shall not release either Party from any obligation theretofore accrued.

8.	Remedies and Indemnities

8.1.	Limitation of Liability. Under no circumstances whatsoever shall either Party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill, or (ii) for any other liability, damage, costs or expense of any kind incurred by the other Party of an indirect or consequential nature, regardless of any notice of the possibility of such damages.

8.2.	Limitation of Liability.

(a)	Maximum Liability. Either Party’s maximum liability to the other Party under this Supply Agreement for any reason whatsoever, including, without limitation, any liability resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement will not exceed [***]% of the total service fees paid to CPDC (excluding all pass-through fees for materials and out-of-pocket costs) under this Supply Agreement in the calendar year in which the claim arose.

(b)	Death, Personal Injury and Fraudulent Misrepresentation. Nothing contained in this Agreement shall act to exclude or limit either Party’s liability for personal injury, death or fraudulent misrepresentation caused by the negligence of either Party.

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Supply Agreement – Lu-177-PNT2002

8.3.	Indemnification by CPDC.

(a)	Subject to Sections 8.1 and 8.2, CPDC agrees to defend, indemnify and hold POINT and its officers, employees and agents, harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of a failure by CPDC to manufacture Product in accordance with the Specifications, cGMPs and applicable laws except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of POINT or its officers, employees or agents or affiliates.

(b)	In the event of a claim pursuant to Section 8.3(a), POINT shall: (i) promptly notify CPDC of any such claim; (ii) use commercially reasonable efforts to mitigate the effects of such claim; (iii) reasonably cooperate with CPDC in the defence of such claim; (iv) permit CPDC to control the defence and settlement of such claim, all at CPDC’s cost and expense, provided CPDC’s consent shall be required for any final settlement of such claim.

8.4.	Indemnification by POINT.

(a)	Subject to Sections 8.1 and 8.2, POINT agrees to defend, indemnify and hold CPDC and its affiliates their respective officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any intellectual property rights of any third party in respect of the Product, or any portion thereof, and/or any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by POINT, including, without limitation, any representation or warranty contained herein, or any negligence or wrongful act(s) of POINT or its officers, employees or agents in the handling, storage, distribution or use of Product after taking possession from CPDC, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of CPDC or its officers, employees or agents.

(b)	In the event of a claim pursuant to Section 8.4(a), CPDC shall: (i) promptly notify POINT of any such claims; (ii) use commercially reasonable efforts to mitigate the effects of such claim; (iii) reasonably cooperate with POINT in the defence of such claim; (iv) permit POINT to control the defence and settlement of such claim, all at POINT’s cost and expense, provided POINT’s consent shall be required for any final settlement of such claim.

9.	Survival. Any provision of this Supply Agreement, which, by its terms, is capable of surviving the termination or expiration of this Supply Agreement, shall survive such termination or expiration of this Agreement.

10.	Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto; provided, however, that neither Party shall transfer or assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except where such assignment is by CPDC to any successor or subsidiary organization created within 36 months of the Effective Date of this Agreement, which assignment may be completed without the prior written consent of POINT. Notwithstanding the foregoing, each Party may assign this Agreement and its rights and obligations hereunder without such consent in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, provided the assignee agrees in writing with the other Party hereto to assume all obligations and liabilities of the assignor under this Agreement.

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Supply Agreement – Lu-177-PNT2002

11.	Commercial Supply. POINT hereby grants to CPDC the Right of First Offer (“ROFO”) to [***].

12.	Force Majeure. Each Party shall be excused from delays in performing or from its failure to perform its obligations under this Agreement to the extent that such delays or failures result from any of the following events or circumstances, such that no Party may terminate this Agreement and the non-performing Party shall not be in breach of this Agreement until the cause of such delay or failure is resolved, provided such non-performing Party acts diligently to remedy the cause of such delay or failure to the extent possible and, upon cessation of such cause, as soon as reasonably possible perform all obligations it would have been obligated to have performed by such time but for such cause:

(a)	any cause affecting the performance of this Agreement arising from or attributable to any acts, events, non-happenings, omissions or accidents beyond the reasonable control of the Party to perform and in particular but without limiting the generality thereof shall include strikes, lock outs, industrial action, action or inaction of any regulatory authority, civil commotion, riot, invasion, war, threat of or preparation for war, terrorist activity, fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster, impossibility of the use of railways, shipping, aircraft, motor transport, or other means of public or private transport, failure or suspension of utilities, and political interference with the normal operation of either Party; or

(b)	delays or interference with the performance of the non-performing Party’s obligations under this agreement resulting from the acts or omissions of the other Party, or any other persons acting under the direction or control of the such other Party.

13.	Use of Names. Neither Party has the right to use the other Party’s name, trademarks or other identifying marks or intellectually property, or the names of the other Party’s employees, in any advertising, sales promotional material or press release without the prior written permission of the other Party, except to the extent such disclosure is reasonably necessary for regulatory filings, prosecuting or defending litigation, and complying with applicable governmental regulations and legal requirements and the requirements of any stock exchange or stock listing entity.

14.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile, e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed to the addresses set out on the signature page hereof. Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a business day, on the next following business day) unless mailed, in which case on the third (3rd) business day following the date of mailing; provided, however, that if at the time of mailing or within three (3) business days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.

15.	Severability. Each provision contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

16.	Entire Agreement. This Agreement, including all schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter (such that there are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement) and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral.

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Supply Agreement – Lu-177-PNT2002

17.	Number, Gender and Persons. Unless the context otherwise requires, any reference to gender shall include both genders and words importing the singular number shall include the plural and vice-versa. Words importing “persons” include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

18.	Headings and References. The division of this Agreement into Sections, subsections and further divisions, and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Sections, subsection or other portion hereof, and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Sections, subsections, paragraphs, subparagraphs and further subdivisions are references to such subdivisions of this Agreement.

19.	Calculation of Time Periods. Where a time period is expressed to begin or end at, on or with a specified day, or to continue to or until a specified day, the time period includes that day. Where a time period is expressed to begin after or to be from a specified day, the time period does not include that day. Where anything is to be done within a time period expressed after, from or before a specified day, the time period does not include that day. If the last day of a time period is not a business day, the time period shall end on the next business day.

20.	Definitions. Any definitions contained in this Agreement shall include any necessarily corresponding definitions as the context may require. Any capitalized or otherwise defined term used in this Agreement shall have the meaning ascribed in this Agreement regardless of whether such meaning is ascribed earlier or later in this document than the reference in question.

21.	Further Assurances. Each of the Parties hereto shall, at all times and from time to time hereafter, execute, acknowledge, and deliver such other instruments and shall take such other action as may be necessary to carry out their respective obligations under this Agreement.

22.	Waiver. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement or any portion thereof shall be binding unless executed in writing. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

23.	Counterparts. This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of standard PDF files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

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Supply Agreement – Lu-177-PNT2002

IN WITNESS WHEREOF, the Parties hereto have each caused this Supply Agreement to be duly executed as of the Effective Date.

Centre for Probe Development and Commercialization McMaster University Nuclear Research Building, A316 1280 Main Street West Hamilton, Ontario Canada, L8S 4K1	POINT Biopharma Corporation 22 St. Clair Ave. East Suite 1201 Toronto, Ontario Canada, M4T 2S3

By	/s/ Justyna Kelly	By	/s/ Joe McCann
Name	Justyna Kelly	Name	Joe McCann
Title	CEO	Title	CEO
Date	2020/07/12	Date	2020- 07- 12

[SIGNATURE PAGE]

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